QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
EFTC Corporation:

We consent to the inclusion in this Registration Statement on Form S-4 of Suntek Corporation of our reports dated January 31, 2001, relating to the consolidated balance sheets of EFTC Corporation and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule. We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Registration Statement.

/s/ KPMG LLP

Denver, Colorado
January 7, 2002

QuickLinks

Exhibit 23.3
INDEPENDENT AUDITORS' CONSENT